UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 17, 2006

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23071	31-1241495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 17, 2006, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release announcing certain financial information for the second quarter and six months ended July 29, 2006. A copy of the Company’s press release is included as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2006, the Company announced that its Board of Directors has appointed James Goldman to its Board of Directors as a Class I director and as a member of the Compensation Committee of the Board of Directors.

Mr. Goldman is not a party to any arrangement or understanding with any person pursuant to which Mr. Goldman was selected as a director, nor is Mr. Goldman a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired: Not applicable

(b)     Pro Forma Financial Information: Not applicable

(c)     Shell Company Transactions: Not applicable

(d)     Exhibits:

    99.1   Press Release dated August 17, 2006.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC.

By:	/s/ Steven Balasiano
Name: Steven Balasiano, Senior Vice President
Chief Administrative Officer, General Counsel and Secretary

Dated: August 17, 2006